EXHIBIT 3.29

Secretary of State	DATE: 02/16/07
Division of Business Services	REQUEST NUMBER: 5948-2822
312 Eighth Avenue North	TELEPHONE CONTACT: (615) 741-2286
Floor, William R. Snodgrass Tower	FILE DATE/TIME: 02/16/07 1544
Nashville, TN 37243	EFFECTIVE DATE/TIME: 02/16/07
CONTROL NUMBER: 0488559

TO:	GRANDVIEW PHYSICIAN GROUP, LLC 501 CORPORATE CENTRE DRIVE S200 FRANKLIN, TN 37067-2662

RE:	GRANDVIEW PHYSICIAN GROUP, LLC ARTICLES OF AMENDMENT — LIMITED LIABILITY COMPANY
THIS WILL ACKNOWLEDGE THE FILING OF THE ATTACHED DOCUMENT WITH AN EFFECTIVE DATE AS INDICATED ABOVE.
WHEN CORRESPONDING WITH THIS OFFICE OR SUBMITTING DOCUMENTS FOR FILING, PLEASE REFER TO THE LIMITED LIABILITY COMPANY CONTROL NUMBER GIVEN ABOVE. PLEASE BE ADVISED THAT THIS DOCUMENT MUST ALSO BE FILED IN THE OFFICE OF THE REGISTER OF DEEDS IN THE COUNTY WHEREIN A LIMITED LIABILITY COMPANY HAS ITS PRINCIPAL OFFICE IF SUCH PRINCIPAL OFFICE IS IN TENNESSEE.
     FOR: ARTICLES OF ORGANIZATION — LIMITED LIABILITY COMPANY                                        ON DATE: 02/16/07

		FEES
FROM:	RECEIVED:	$20.00	$0.00
WALLER LANSDEN DORTCH & DAVIS (511 UNION	TOTAL PAYMENT RECEIVED:		$20.00
511 UNION ST/#2700
PO BOX 198966	RECEIPT NUMBER:		00004103095
NASHVILLE, TN 37219-8966	ACCOUNT NUMBER:		00000832
[SEAL]

/s/ Riley C. Darnell
Riley C. Darnell, Secretary of State

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF ORGANIZATION
OF
GRANDVIEW CARDIOLOGY, LLC
To the Secretary of State of the State of Tennessee:
     Pursuant to the provisions of §48-209-104 of the Tennessee Limited Liability Company Act, Grandview Cardiology, LLC (hereinafter called the “Company”), a limited liability company organized under the laws of the State of Tennessee, hereby submits these Articles of Amendment to its Articles of Organization as follows:
     1. The name of the corporation is Grandview Cardiology, LLC.
     2. Section 1 of the Articles of Organization is hereby amended by deleting Section 1 in its entirety and replacing it with the following:
          1. Name. The name of the Company is Grandview Physician Group, LLC.
     3. This Amendment was duly adopted by the Sole Member of the Company on February 16, 2007.
     4. This Amendment, which will constitute an amendment to the Articles of Organization, is to be effective when filed with the Secretary of State.
     IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to be executed as of February 16, 2007.

SOLE MEMBER:
Capella Healthcare, Inc.

By:	/s/ Howard T. Wall

Title:	Howard T. Wall, Vice President and Secretary
RECEIVED
STATE OF TENNESSEE
2007 FEB 16 PM 3:44
FILED
RILEY DARNELL
SECRETARY OF STATE

Secretary of State	DATE: 03/02/05
Division of Business Services	REQUEST NUMBER: 5373-1051
312 Eighth Avenue North	TELEPHONE CONTACT: (615) 741-2286
Floor, William R. Snodgrass Tower	FILE DATE/TIME: 03/01/05 1232
Nashville, TN 37243	EFFECTIVE DATE/TIME: 03/01/05 1232
CONTROL NUMBER: 0488559

TO:	C T CORPORATION SYSTEM 1201 PEACHTREE ST SUITE 1240 ATLANTA, GA 30361

RE:	GRANDVIEW CARDIOLOGY, LLC ARTICLES OF ORGANIZATION - LIMITED LIABILITY COMPANY
CONGRATULATIONS UPON THE FORMATION OF THE LIMITED LIABILITY COMPANY IN THE STATE OF TENNESSEE WHICH IS EFFECTIVE AS INDICATED ABOVE.
A LIMITED LIABILITY COMPANY ANNUAL REPORT MUST BE FILED WITH THE SECRETARY OF STATE ON OR BEFORE THE FIRST DAY OF THE FOURTH MONTH FOLLOWING THE CLOSE OF TH
LIMITED LIABILITY COMPANY’S FISCAL YEAR. ONCE THE FISCAL YEAR HAS BEEN ESTABLISHED, PLEASE PROVIDE THIS OFFICE WITH WRITTEN NOTIFICATION. THIS OFFICE WILL MAIL THE REPORT DURING THE LAST MONTH OF SAID FISCAL YEAR TO THE LIMITED LIABILITY COMPANY AT THE ADDRESS OF ITS PRINCIPAL OFFICE OR TO A MAILING ADDRESS PROVIDED TO THIS OFFICE IN WRITING. FAILURE TO FILE THIS REPORT OR TO MAINTAIN A REGISTERED AGENT AND OFFICE WILL SUBJECT THE LIMITED LIABILITY COMPANY TO ADMINISTRATIVE DISSOLUTION.
WHEN CORRESPONDING WITH THIS OFFICE OR SUBMITTING DOCUMENTS FOR FILING, PLEASE REFER TO THE LIMITED LIABILITY COMPANY CONTROL NUMBER GIVEN ABOVE. PLEASE BE ADVISED THAT THIS DOCUMENT MUST ALSO BE FILED IN THE OFFICE OF THE REGISTER OF DEEDS IN THE COUNTY WHEREIN A LIMITED LIABILITY COMPANY HAS ITS PRINCIPAL OFFICE IF SUCH PRINCIPAL OFFICE IS IN TENNESSEE.
     FOR: ARTICLES OF ORGANIZATION — LIMITED LIABILITY COMPANY                                    ON DATE: 03/01/05

		FEES
FROM:	RECEIVED:	$300.00	$0.00
C T CORPORATION SYSTEM (ATLANTA, GA.)	TOTAL PAYMENT RECEIVED:		$300.00
1201 PEACHTREE ST NE
SUITE 1240	RECEIPT NUMBER:		00003668226
ATLANTA, GA 30361 — 0000	ACCOUNT NUMBER:		00000009
[SEAL]

/s/ Riley C. Darnell
Riley C. Darnell, Secretary of State
Davidson County CHARTER Received: 03/02/05 14:49 2 pgs Fees: 7.00 Taxes: 0.00 20050302-0023102

STATE OF TENNESSEE
[SEAL]
Department of State
Corporate Filings
312 Eighth Avenue North
6th Floor, William R. Snodgrass Tower
Nashville, TN 37243
ARTICLES OF
ORGANIZATION
(LIMITED LIABILITY COMPANY)
     The undersigned acting as organizer(s) of a Limited Liability Company under the provisions of the Tennessee Limited Liability Company Act, § 48-205-101, adopts the following Articles of Organization.
1.	The name of the Limited Liability Company is: Grandview Cardiology, LLC

(NOTE: Pursuant to the provisions of § 48-207-101, each limited Liability Company name must contain the words “Limited Liability Company” or the abbreviation “LLC” or “L.L.C.”)

2.	The name and complete address of the Limited Liability Company’s initial registered agent and office located in the state of Tennessee is:

C T Corporation System

(Name)

800 S. Gay Street, Suite 2021	Knoxville,	TN 37929

(Street Address)	(City)	(State/Zip Code)

Knox (County)
3.	List the name and complete address of each organizer of this Limited Liability Company.
Dora A. Blackwood	One Park Plaza, Nashville, TN 37203
(Name)	(Include: Street Address, City, State and Zip Code)

(Name)	(Include: Street Address, City, State and Zip Code)

(Name)	(Include: Street Address, City, State and Zip Code)
4.	The Limited Liability Company will be: (NOTE: PLEASE MARK APPLICABLE BOX) ☑ Board Managed ☐ Member Managed

5.	Number of members at the date of filing one.

6.	If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time is:

Date _____________________, _______________, Time __________________ (Not to exceed 90 days.)

7.	The complete address of the Limited Liability Company’s principal executive office is:

One Park Plaza	Nashville	TN/US/37203

(Street Address)	(City)	(State/Country/Zip Code)
8	Period of Duration: perpetual

9.	Other Provisions:

10.	THIS COMPANY IS A NON-PROFIT LIMITED LIABILITY COMPANY (Check if applicable) ☐

02/25/2005	/s/ Dora A. Blackwood

Signature Date	Signature (manager or member authorized to sign by the Limited Liability Company)

Organizer	Dora A. Blackwood

Signer’s Capacity	Name (typed or printed)
SS-4249 (Rev. 7/01)          Filing Fee: $50 per member (minimum fee = $300, maximum fee = $3,000)     RDA 2458
For Office Use Only
RECEIVED
STATE OF TENNESSEE
Date Filed 03/01/2005 12:32 PM
Riley Darnell
Secretary of State